EXHIBIT 16
March 7, 2006
Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549
Gentlemen:
We have read item 4.01 of Amended Form 8-K, dated March 7, 2006, of Tricell, Inc. and are in agreement with the statements contained herein.
Very truly yours,

/s/ Berenfeld, Spritzer, Schechter and Sheer

Berenfeld, Spritzer, Schechter and Sheer,
Certified Public Accountants

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